UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RESTORATION HARDWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.0001 per share, of Restoration Hardware, Inc. (“Common Stock”)

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

This filing consists of information initially used on May 29, 2008 by Restoration Hardware, Inc. in connection with a presentation made to RiskMetrics Group, Inc.

RESTORATION HARDWARE, INC. AGREEMENT AND PLAN OF MERGER with investment funds affiliated with Catterton Management Company, LLC

Forward Looking Statements
This presentation contains forward-looking statements that involve known and unknown risks. Such forward-looking statements include, without limitation, statements concerning the timing of the closing of the merger and statements containing words such as “likely” or “expects” and words of similar import or statements of management's opinion.  There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including the following:
(1) the Company may be unable to obtain stockholder approval required for the merger agreement;
(2) the Company may be unable to obtain regulatory approvals required for the transactions contemplated by the merger agreement; (3) conditions to the closing of the merger agreement may not be satisfied; (4) the transactions may involve unexpected costs, unexpected liabilities or unexpected delays; (5) the Company may be adversely affected by the uncertainty relating to the pending merger or the possibility of another transaction involving the Company, including potential difficulties in employee retention, disruption in current plans or operations and diversion of management’s attention from ongoing business operations; and (6) the Company may be adversely affected by other economic, business, and/or competitive factors.  Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission, including its recent filings on Forms
10-K, 10-Q and 8-K, including, but not limited to, those described in the Company's Form 10-K for the fiscal year ended February 2, 2008, in Part I, Item 1A thereof (“Risk Factors”), Part II, Item 7 thereof
(“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), and Part II,
Item 9A thereof (“Controls and Procedures”).  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It
• In connection with the proposed merger, a definitive proxy statement was filed by the
Company with the SEC on May 9, 2008.  Investors and security holders are strongly advised to read the definitive proxy statement because it contains important information about the merger and the parties to the merger.  Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by the
Company at the SEC website at http://www.sec.gov.  The definitive proxy statement and other documents also may be obtained for free from the Company by directing such request to Chris Newman, Chief Financial Officer and Secretary, telephone:
(415) 945-4530, or on the company’s website at http://www.restorationhardware.com.
• The Company and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of stockholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the definitive proxy statement relating to the merger.  Each of these documents may be obtained for free at the SEC website at http://www.sec.gov or from the Company by directing such request to Chris Newman, Chief Financial Officer and Secretary,
telephone: (415) 945-4530, or on the Company’s website at
http://www.restorationhardware.com.

Background Leading to Merger Transaction
• In determining to pursue the acquisition, the Independent Committee focused on certainty of value to stockholders through a transaction:
• Merger proposal compared against company stock price and potential value if management successfully executed against its plan
• Certainty for shareholders weighed against significant inherent risk in management’s projections and share price pressures in the sector.
Valuation and Certainty
• Company’s business operations depend upon successful execution of a number of current initiatives related to its “tri channel” business strategy involving stores, catalogue and Internet sales.
• Initiatives include the launch of the company’s new distribution center in Ohio as well as the launch of new brands like Restoration Baby and Child
• Company’s business results in 2007 were weaker than in 2006 in each quarter and measured against the full fiscal year
Company Business
Outlook
and Execution Risks
• Retail and home furnishings sectors have been under significant pressure as a result of general economic trends making company projections and industry outlook highly uncertain, etc.
Industry Context

Overview
• The Merger provides compelling value, particularly in
light of industry and Company trends
• Significant premium to market trading benchmarks
• Greater and more certain value than likely stand-alone results
• The Merger Agreement resulted from a thorough and
independent review by independent Board members of
proposed transaction and alternatives
• Process run by Independent Board Committee
• Two “Go-Shop” periods of 35 days each
• Independent Committee actively sought alternatives
• Extensive market check did not result in a superior proposal
• More than 6 months since first public announcement

Merger Provides Compelling Value
• Retail sector of economy, and specifically the home furnishings segment, has been under substantial pressure
• General economic conditions have declined in recent quarters with retail and housing sectors particularly weak
• Reduction in credit availability and slowdown in the housing sector, including slowing housing turnover, slowing home price appreciation and depreciation of home prices in some areas, has contributed to reduced spending on home furnishings and home improvement projects
• Weak economy, increased fuel prices and general economic uncertainty are having a significant impact on consumers in the U.S. broadly and housing related segments are particularly hard hit
• Company’s business is highly reliant upon housing events such as purchases of homes and remodeling activity which in turn are affected by weak housing prices and the credit environment

Merger Provides Compelling Value
• Numerous companies in the retail sector have recently sought protection from creditors under bankruptcy rules including:
• Linens ‘n Things
• Bombay Company
• Sharper Image
• Red Envelope
• Lillian Vernon
• Levitz Furniture
• Other retailers are struggling in the context of the current economic environment
• Home furnishings sector in particular faces enormous pressure

Merger Provides Compelling Value
• Value of continuing as a standalone entity is uncertain due to numerous challenges including:
• the Company’s strategic plan to move from a traditional retailer to a tri-
channel home furnishings business model requires significant investments in infrastructure that may be better made in a private investment environment
• the uncertainty of the time required to complete this tri-channel strategic business initiative may make the public market quarterly earnings focus inconsistent with the long-term strategic business needs of the
Company
• weakening of or other adverse developments in sales performance or concerning availability of credit under the Company’s revolving credit facility due to the borrowing base formula, covenant limitations or other factors could limit the overall amount of funds available to the Company
• retail market is highly competitive, and many of the Company’s competitors have significantly greater financial, marketing and other resources

Merger Provides Compelling Value
• Value of continuing as a standalone entity is uncertain
due to numerous challenges including:
• a large number of changes to the corporate organization would be necessary in order for the Company to achieve sustained
sales and earnings growth
• the Company faces substantial uncertainty to implement such changes
• the time required to effectuate such changes as well as the time needed for the Company’s share price to reflect any success of such changes
• the risk of uncertain returns to the Company’s stockholders from the Company’s business, operations, financial condition and
prospects

Merger Provides Compelling Value
• UBS opined to the Independent Committee that, as of
the date of their opinion, the consideration to be received
by Company stockholders who will receive all cash
merger consideration of $4.50 per share for their
holdings, was fair, from a financial point of view, to those stockholders

Merger Provides Compelling Value
• The price provides a significant premium to Company’s
market price at original merger agreement signing on
November 8, 2007
• Premium to:
• 11/6/07 closing price: 73%
• 30-trading day period ending 11/6/07: 45.4%
• 60-trading day period ending 11/6/07: 40.8%
• 90-trading day period ending 11/6/07: 20.9%
0%
20%
40%
60%
80%
11/6/07
closing
price
30-trading
day period
ending
11/6/07
60-trading
day period
ending
11/6/07
90-trading
day period
ending
11/6/07

Merger Provides Compelling Value
• Trading Multiples:  Multiple of enterprise value implied by the merger consideration to Company’s EBITDA is
significantly above mean and median multiples for
selected companies and selected transactions*
*
From UBS presentation dated January 22, 2008, attached as Exhibit 99(c)(4) to the Schedule 13E-3 filed by Restoration Hardware on February 19, 2008
31.9
17.4
10
5.5
5.7 5.4
62.8
0
10
20
30
40
50
60
70
Last 12 Mos.
EBITDA
Est. 2007
EBITDA
Est.2008
EBITDA
Median for Precedent
Transactions
Median for Selected
Companies
RSTO

Merger Provides Compelling Value
• Discounted Cash Flow:  Merger consideration is
significantly greater than the $2.50 to $4.00 per share
indicated by DCF analysis *
* From UBS presentation dated January 22, 2008, attached as Exhibit 99(c)(4) to the
Schedule 13E-3 filed by Restoration Hardware on February 19, 2008
13% to 80%
premium over
DCF analysis
$4.00
$2.50
$4.50
$0.00
$1.00
$2.00
$3.00
$4.00
$5.00
Low High Offer

Merger Provides Compelling Value
• Like other retailers, Company’s financial results have suffered in the current environment
• Overall environment for home furnishings sector is extremely challenging at the present time
• Quarter by quarter decline in financial performance and results of operations during 2007, including weak 2007 holiday sales results
• Company’s operating loss is increasing compared to prior year periods
10.6 (43.1) Full Year
15.7 (9.5) Q4
(3.7) (15.1) Q3
2.1 (7.4) Q2
(3.5) (11.2) Q1
FY
Ended
2/3/07
FY Ended
2/2/08
Operating Income (Loss)
(dollars in millions)
Operating Income (Loss)
(dollars in millions)
-60
-40
-20
0
20
Q1 Q2 Q3 Q4 Full Fiscal Ended 2/3/07
Fiscal Ended 2/2/08
Q1 Q2 Q3 Q4 Full

Merger Provides Compelling Value
• Company’s downward revisions of EBITDA reflect
decreasing expectations of performance
$39
$51
$71
2010
$30 $18 $4 Provided Prior to
Amendment
$42 $27 $18 Provided Prior to Original
Merger Agreement
$53 $40 $30 Provided in July 2007
2009 2008 2007
COMPANY’S EBITDA PROJECTIONS
(Dollars in Millions)
Company's EBITDA Projections
(Dollars in Millions)
0
10
20
30
40
50
60
70
80
2007 2008 2009 2010
Provided in July 2007
Provided Prior to Original Merger Agreements
Provided Prior to Amendment

Merger Provides Compelling Value
• Catterton has provided interim financing for the
Company
• $25.0 million subordinated loan
• Terms are quite favorable to the Company
• Five year term
• Favorable interest rate terms
• Proceeds have provided Company with additional liquidity and financial flexibility despite declining retail sector performance and declining general economic and stock market conditions

Catterton Merger Terms Provide Strong
Closing Incentives – Promotes Deal “Certainty”
• Catterton has no debt financing condition in Merger
Agreement
• Transaction is not subject to external debt financing
• Senior banks have consented to the Catterton transaction on terms described in the proxy statement (such consent expires on
June 30, 2008 unless transaction has occurred by then)
• Catterton $25 million debt financing is an incentive to
closing – promotes deal “certainty”
• $25.0 million subordinated loan is fully funded
• Loan converts into equity upon closing of merger
• Provides additional capital to Company’s operations
• Ranks junior to the senior bank credit facility

Thorough, Active and Independent Process
• Merger Agreement is result of a vigorous arm’s length
process designed to maximize shareholder value
• The majority of the Board is independent
• Merger Agreement was negotiated by, or under the
direction of, the Independent Committee
• Alignment between interest of members and stockholders at
large
• Members unanimously approved the Merger Agreement
• Independent Committee advised by independent
financial and legal advisors

Thorough, Active and Independent Process
• Independent Committee conducted thorough, active and
independent process, both before and after signing of
original Merger Agreement
• Independent Committee formed in August, 2007
• Multiple meetings of Independent Committee and of the working group of the Independent Committee
• Independent Committee has continued to be active during the more than 6 months from initial public announcement to date

Thorough, Active and Independent Process
• Active market check conducted during go-shop periods
to check market interest
• Merger Agreement allowed Company to solicit alternative
proposals
• 35 days of active solicitation allowed after execution of each of original Merger Agreement and amendment
• Negotiations with any Excluded Party could continue past expiration of go-shop period

Thorough, Active and Independent Process
• Independent Committee actively sought alternatives using these two go-shop periods to solicit third party proposals
• Following execution of initial Merger Agreement
• 22 parties were contacted
• Only 3 of these parties signed confidentiality agreements
• Only one party submitted proposal, providing only $0.05 per share difference in price and subject to numerous conditions
• Following execution of amended Merger Agreement
• Numerous parties were contacted again
• Only one party submitted proposal, providing only $0.05 per share difference in price and subject to numerous conditions

Thorough, Active and Independent Process
• Go-shop provided floor valuation while Independent Committee sought better terms
• Even after go-shop periods, Board is permitted to respond to bona fide unsolicited bids
• Since expiration of go-shop period, no party has made any
acquisition proposal to the Company

Conclusion
• Merger consideration of $4.50 provides compelling
valuation and provides certainty to stockholders during
uncertain environment
• Thorough, vigorous process conducted by independent
board members
• Board and Management do not believe there is a viable
alternative transaction
• Merger price represents a significant premium to current
market price of $3.35 per share*
• Catterton merger deal must close by June 30, 2008 or is
subject to termination by terms of Merger Agreement
* Closing price on May 28, 2008.

Appendix:  Transaction Summary
• Agreement and Plan of Merger dated as of
November 8, 2007, as amended as of January 24, 2008
• Key Terms
• $4.50 per share, in cash
• 35 day go-shop (from January 24 – February 28, 2008)
• In addition to similar go-shop period after execution of initial
Merger Agreement
• Certain shareholders (the “Participants”) have agreed to
exchange approximately 8 million shares (approximately 20.1%)
of Company stock for shares in Home Holdings, LLC
• Catterton provided $25 million subordinated loan to Company
• June 30, 2008 “drop dead” termination date if deal does not close